UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

Tyson Foods, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on July 1, 2014, Tyson Foods, Inc., a Delaware corporation (“Tyson”), and HMB Holdings, Inc., a Maryland corporation and wholly owned subsidiary of Tyson (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Hillshire Brands Company (“Hillshire Brands”), pursuant to which, among other things, Purchaser would merge with and into Hillshire Brands (the “Merger”), with Hillshire Brands surviving the Merger as a wholly owned subsidiary of Tyson.  In accordance with the terms of the Merger Agreement, on August 28, 2014, the Merger was completed.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a cash tender offer (the “Offer”) on July 16, 2014 to acquire all of the outstanding Hillshire Brands common stock, par value $0.01 per share (the “Shares”), at a price of $63.00 per Share, in cash, without interest (the “Offer Price”), subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 16, 2014 (the “Offer to Purchase”), and in the related Letter of Transmittal, filed as Exhibit (a)(1)(i) and Exhibit (a)(1)(ii), respectively, to the Tender Offer Statement on Schedule TO dated July 16, 2014 (as amended or supplemented from time to time, the “Schedule TO”) filed by Purchaser and Tyson.
On August 28, 2014, Tyson and Hillshire Brands announced the completion of the Offer. The Offer expired at 12:00 midnight, New York City time, at the end of Wednesday, August 27, 2014. According to Computershare Trust Company, N.A., the depositary for the Offer, 86,987,201 Shares were validly tendered and not validly withdrawn (not including 3,662,904 Shares tendered pursuant to notices of guaranteed delivery), which represented approximately 70% of the outstanding Shares. Purchaser accepted for payment, and has paid for, all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer.
Pursuant to the option (the “Top-Up Option”) granted to Purchaser under the Merger Agreement to purchase directly from Hillshire Brands newly-issued Shares at the Offer Price, Hillshire Brands issued to Purchaser 250,754,549 Shares (the “Top-Up Shares”) for an aggregate purchase price of $15,797,536,587, which was paid by delivery of a promissory note. Under the Merger Agreement, because Tyson and Purchaser did not collectively own more than 90% of the Shares upon completion of the Offer, Purchaser was deemed to have exercised the Top-Up Option. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.
Upon the purchase of the Top-Up Shares on August 28, 2014, Purchaser held a total of 337,741,750 Shares, representing more than 90% of the outstanding Shares.
The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares (excluding Shares tendered by notice of guarantee delivery) which, together with the Shares already owned by Tyson and its subsidiaries, represent at least two-thirds the total number of Shares outstanding as of the expiration of the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on Thursday, August 28, 2014, Purchaser completed the acquisition of Hillshire Brands by consummating the Merger pursuant to the terms of the Merger Agreement and in accordance with the Maryland General Corporation Law. At the effective time of the Merger, any Shares not purchased pursuant to the Offer (other than Shares held by Hillshire Brands, Tyson, any of Tyson’s subsidiaries (including Purchaser) or any subsidiary of Hillshire Brands) were automatically converted into the right to receive, in cash and without interest, an amount equal to the Offer Price.

The aggregate cash consideration required to acquire all outstanding Shares pursuant to the Offer and the Merger is approximately $7.8 billion. Tyson obtained the funds necessary to fund the acquisition through (i) borrowings under the Term Loan Agreement dated as of July 15, 2014 among Tyson, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other lenders party thereto, on the terms and conditions previously disclosed in the Schedule TO, (ii) proceeds from concurrent offerings of Class A common stock and 4.75% tangible equity units on the terms and conditions previously disclosed in the Prospectus Supplement on Form 424B5 filed by Tyson on July 31, 2014, (iii) proceeds from concurrent offerings of four series of senior notes due 2019, 2024, 2034 and 2044 on the terms and conditions previously disclosed in the Prospectus Supplement on Form 424B5 filed by Tyson on August 6, 2014 and (iv) cash on hand.

The foregoing is a general description of the Offer, the Merger and the Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Tyson on July 2, 2014, and which is incorporated herein by reference.

Pro forma information

Tyson is filing this Current Report on Form 8-K to provide certain financial information with respect to Tyson’s acquisition of Hillshire Brands. As previously disclosed in its Schedule TO amendment No. 10 on August 28, 2014, Tyson and Purchaser completed the acquisition of Hillshire Brands by consummating the Merger pursuant to the terms of the Merger Agreement and in accordance with Maryland General Corporation Law.

Included in this filing as Exhibit 99.1 are the audited consolidated financial statements of Hillshire Brands for the periods described in Item 9.01(a) below, the notes related thereto and the Reports of the Independent Registered Public Accounting Firms.

Also included in this filing as Exhibits 99.2 is Management’s Discussion and Analysis of Financial Condition and Results of Operations for Hillshire Brands for the periods described in 9.01(a) below and included as Exhibit 99.3 is the pro forma financial information described in Item 9.01(b) below, respectively.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements

•
Audited consolidated financial statements of The Hillshire Brands Company comprised of consolidated balance sheets as of June 28, 2014 and June 29, 2013 and the related consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of equity and consolidated statements of cash flows for the three years ended June 28, 2014, the notes related thereto and the Reports of the Independent Registered Public Accounting Firms, attached as Exhibit 99.1 hereto.

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information of Tyson Foods, Inc., giving effect to the acquisition of The Hillshire Brands Company, is included in Exhibit 99.3 hereto:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 28, 2014;

•	Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended September 28, 2013;

•	Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended June 28, 2014; and

•	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

(d)     Exhibits

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of PricewaterhouseCoopers LLP

99.1
Audited consolidated financial statements of The Hillshire Brands Company as of June 28, 2014 and June 29, 2013 and for each of the three years in the period ended June 28, 2014, the notes related thereto and the Reports of the Independent Registered Public Accounting Firms

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of The Hillshire Brands Company for the three years ended June 28, 2014

99.3	Unaudited Pro Forma Condensed Consolidated Financial Information of Tyson Foods, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TYSON FOODS, INC.
Date: September 4, 2014

By:	/s/ Curt T. Calaway
Name:	Curt T. Calaway
Title:	Senior Vice President, Controller and Chief Accounting Officer